UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2025

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	001-41655 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	NB	The Nasdaq Stock Market LLC
Warrants, each exercisable for 1.11829212 Common Shares	NIOBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 20, 2025, NioCorp Developments Ltd. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were 44,010,799 common shares, no par value, of the Company (“Common Shares”) issued and outstanding and entitled to vote, of which 20,404,989 Common Shares were present by proxy or in person at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows and, pursuant to the requirements set out in subsection 11.3 of National Instrument 51-102, the Company gives notice of these results:

Proposal One – Election of Directors.

Nominee	Votes FOR	Votes WITHHELD	Broker Non-Votes
Mark A. Smith	12,542,633	794,627	7,067,729
Michael J. Morris	11,846,517	1,490,743	7,067,729
David C. Beling	12,657,465	679,795	7,067,729
Nilsa Guerrero-Mahon	12,600,342	736,918	7,067,729
Peter Oliver	12,564,344	772,916	7,067,729
Michael Maselli	11,956,867	1,380,393	7,067,729
Dean Kehler	11,719,961	1,617,299	7,067,729

Proposal Two – Appointment of Deloitte & Touche LLP as Auditors of the Company for the Ensuing Year and Authorizing the Directors to Fix Their Remuneration.

Votes For: 20,107,950

Votes Withheld: 297,038

Broker non-votes: 1

Proposal Three – Approval, on a Nonbinding, Advisory Basis, of the Compensation of the Company’s Named Executive Officers.

Votes For: 11,736,548

Votes Against: 1,232,640

Votes Withheld: 368,071

Broker non-votes: 7,067,730

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: March 20, 2025	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer